Exhibit 4.2
TWENTY-FIFTH SUPPLEMENTAL INDENTURE FOR
ADDITIONAL SUBSIDIARY GUARANTEES
     Twenty-Fifth Supplemental Indenture (this “Supplemental Indenture for Additional Guarantees”), dated as of October 5, 2009, among NRG Retail LLC, Reliant Energy Power Supply, LLC, Reliant Energy Retail Holdings, LLC, RERH Holdings, LLC, Reliant Energy Retail Services, LLC and RE Retail Receivables, LLC (each a “Guaranteeing Subsidiary” and together the “Guaranteeing Subsidiaries”), each an indirect subsidiary of NRG Energy, Inc., a Delaware corporation (the “Company”), the Company, the Existing Guarantors set forth on the signature page hereto (the “Existing Guarantors”) and Law Debenture Trust Company of New York, as trustee under the indentures referred to below (the “Trustee”).
W I T N E S S E T H
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of February 2, 2006, between the Company and the Trustee, as amended by a second supplemental indenture (the “Second Supplemental Indenture”), dated as of February 2, 2006, among the Company, the Guarantors named therein and the Trustee, providing for the original issuance of an aggregate principal amount of $2,400 million of 7.375% Senior Notes due 2016 (the “Initial Notes”), and, subject to the terms of the Indenture, future unlimited issuances of 7.375% Senior Notes due 2016 (the “Additional Notes,” and together with the Initial Notes, the “Notes”), a fourth supplemental indenture, dated as of March 14, 2006, among the Company, the Existing Guarantors party thereto and the Trustee (the “Fourth Supplemental Indenture”), a sixth supplemental indenture, dated as of April 28, 2006, among the Company, the Existing Guarantors party thereto and the Trustee (the “Sixth Supplemental Indenture”), an eighth supplemental indenture, dated as of November 13, 2006, among the Company, the Existing Guarantors party thereto and the Trustee (the “Eight Supplemental Indenture”), an eleventh supplemental indenture, dated as of July 19, 2007, among the Company, the Existing Guarantors party thereto and the Trustee (the “Eleventh Supplemental Indenture”), a fourteenth supplemental indenture, dated as of August 28, 2007, among the Company, the Existing Guarantors and the Trustee (the “Fourteenth Supplemental Indenture”), a seventeenth supplemental indenture, dated as of April 28, 2009 among the Company, the Existing Guarantors party thereto and the Trustee (the “Seventeenth Supplemental Indenture”), and a twentieth supplemental indenture, dated as of May 8, 2009 among the Company, the Existing Guarantors and the Trustee (the “Twentieth Supplemental Indenture” and together with the Base Indenture, the Second Supplemental Indenture, the Fourth Supplemental Indenture, the Sixth Supplemental Indenture, the Eighth Supplemental Indenture, the Eleventh Supplemental Indenture, the Fourteenth Supplemental Indenture and the Seventeenth Supplemental Indenture the “Indenture”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Additional Guarantees”); and
     WHEREAS, pursuant to Section 4.17 of the Second Supplemental Indenture, the Trustee, the Company and the other Guarantors are authorized and required to execute and deliver this Supplemental Indenture for Additional Guarantees.
     NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Trustee, the Company and the other Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

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     1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture for Additional Guarantees, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to be Bound; Guarantee. The Guaranteeing Subsidiaries hereby become parties to the Second Supplemental Indenture as Guarantors and as such will have all of the rights and be subject to all of the Obligations and agreements of a Guarantor under the Indenture. The Guaranteeing Subsidiaries hereby agree to be bound by all of the provisions of the Second Supplemental Indenture applicable to a Guarantor and to perform all of the Obligations and agreements of a Guarantor under the Second Supplemental Indenture. In furtherance of the foregoing, the Guaranteeing Subsidiaries shall be deemed Guarantors for purposes of Article 10 of the Second Supplemental Indenture, including, without limitation, Section 10.02 thereof.
     3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTEES BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture for Additional Guarantees. Each signed copy shall be an original, but all of them together represent the same agreement.
     5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture for Additional Guarantees or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.
     7. Ratification of Indenture; Supplemental Indenture for Additional Guarantees Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture for Additional Guarantees shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture for Additional Guarantees to be duly executed and attested, all as of the date first above written.

Guaranteeing Subsidiaries: RELIANT ENERGY POWER SUPPLY, LLC
By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Vice President

RELIANT ENERGY RETAIL HOLDINGS, LLC
By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Vice President

RERH HOLDINGS, LLC
By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Vice President

RELIANT ENERGY RETAIL SERVICES, LLC
By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Vice President

RE RETAIL RECEIVABLES, LLC
By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Vice President

NRG RETAIL LLC
By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Vice President

Signature Page to Twenty-Fifth Supplemental Indenture

Issuer: NRG ENERGY, INC.
By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Vice President & Treasurer

Existing Guarantors:
ARTHUR KILL POWER LLC
ASTORIA GAS TURBINE POWER LLC
BERRIANS I GAS TURBINE POWER LLC
BIG CAJUN II UNIT 4 LLC
CABRILLO POWER I LLC
CABRILLO POWER II LLC
CHICKAHOMINY RIVER ENERGY CORP.
COMMONWEALTH ATLANTIC POWER LLC
CONEMAUGH POWER LLC
CONNECTICUT JET POWER LLC
DEVON POWER LLC
DUNKIRK POWER LLC
EASTERN SIERRA ENERGY COMPANY
EL SEGUNDO POWER LLC
EL SEGUNDO POWER II LLC
HANOVER ENERGY COMPANY
HOFFMAN SUMMIT WIND PROJECT, LLC
HUNTLEY IGCC LLC
HUNTLEY POWER LLC
INDIAN RIVER IGCC LLC
INDIAN RIVER OPERATIONS INC.
INDIAN RIVER POWER LLC
JAMES RIVER POWER LLC
KAUFMAN COGEN LP
KEYSTONE POWER LLC
LAKE ERIE PROPERTIES INC.
LANGFORD WIND POWER, LLC
LOUISIANA GENERATING LLC
MIDDLETOWN POWER LLC
MONTVILLE IGCC LLC
MONTVILLE POWER LLC
NEO CHESTER-GEN LLC
NEO CORPORATION
NEO FREEHOLD-GEN LLC
NEO POWER SERVICES INC.
NEW GENCO GP, LLC
NORWALK POWER LLC
NRG AFFILIATE SERVICES INC.
NRG ARTHUR KILL OPERATIONS INC.
NRG ASIA-PACIFIC, LTD.
Signature Page to Twenty-Fifth Supplemental Indenture

NRG ASTORIA GAS TURBINE OPERATIONS, INC.
NRG BAYOU COVE LLC
NRG CABRILLO POWER OPERATIONS INC.
NRG CADILLAC OPERATIONS INC.
NRG CALIFORNIA PEAKER OPERATIONS LLC
NRG CEDAR BAYOU DEVELOPMENT COMPANY, LLC
NRG CONNECTICUT AFFILIATE SERVICES INC.
NRG DEVON OPERATIONS INC.
NRG DUNKIRK OPERATIONS INC.
NRG EL SEGUNDO OPERATIONS INC.
NRG GENERATION HOLDINGS, INC.
NRG HUNTLEY OPERATIONS INC.
NRG INTERNATIONAL LLC
NRG KAUFMAN LLC
NRG MESQUITE LLC
NRG MIDATLANTIC AFFILIATE SERVICES INC.
NRG MIDDLETOWN OPERATIONS INC.
NRG MONTVILLE OPERATIONS INC.
NRG NEW JERSEY ENERGY SALES LLC
NRG NEW ROADS HOLDINGS LLC
NRG NORTH CENTRAL OPERATIONS INC.
NRG NORTHEAST AFFILIATE SERVICES INC.
NRG NORWALK HARBOR OPERATIONS INC.
NRG OPERATING SERVICES, INC.
NRG OSWEGO HARBOR POWER OPERATIONS INC.
NRG POWER MARKETING LLC
NRG ROCKY ROAD LLC
NRG SAGUARO OPERATIONS INC.
NRG SOUTH CENTRAL AFFILIATE SERVICES INC.
NRG SOUTH CENTRAL GENERATING LLC
NRG SOUTH CENTRAL OPERATIONS INC.
NRG TEXAS C&I SUPPLY LLC
NRG TEXAS LLC
NRG TEXAS HOLDING INC.
NRG TEXAS POWER LLC
NRG WEST COAST LLC
NRG WESTERN AFFILIATE SERVICES INC.
OSWEGO HARBOR POWER LLC
PADOMA WIND POWER, LLC
RELIANT ENERGY SERVICES TEXAS, LLC
RELIANT ENERGY TEXAS RETAIL, LLC
SAGUARO POWER LLC
SAN JUAN MESA WIND PROJECT II, LLC
SOMERSET OPERATIONS INC.
SOMERSET POWER LLC
TEXAS GENCO FINANCING CORP.
TEXAS GENCO GP, LLC
TEXAS GENCO HOLDINGS, INC.
TEXAS GENCO OPERATING SERVICES, LLC
VIENNA OPERATIONS INC.
Signature Page to Twenty-Fifth Supplemental Indenture

VIENNA POWER LLC WCP (GENERATION) HOLDINGS LLC WEST COAST POWER LLC
By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Treasurer

GCP FUNDING COMPANY, LLC TEXAS GENCO LP, LLC
By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Management Board Member

NRG SOUTH TEXAS LP
By:	Texas Genco GP, LLC, its General Partner

By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Treasurer

TEXAS GENCO SERVICES, LP By: New Genco GP, LLC, its General Partner
By:	/s/ Christopher Sotos
Name:	Christopher Sotos
Title:	Treasurer

NRG CONSTRUCTION LLC
By:	/s/ Rachel Smith
Name:	Rachel Smith
Title:	Treasurer

Attest:
By:	/s/ Tanuja M. Dehne
Name:	Tanuja M. Dehne
Title:	Corporate Secretary

Signature Page to Twenty-Fifth Supplemental Indenture

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ James D. Heaney
Name:	James D. Heaney
Title:	Managing Director

Signature Page to Twenty-Fifth Supplemental Indenture